    NEWS RELEASE
Denbury Reports 2022 Fourth Quarter and Full-year Results

PLANO, TX – February 23, 2023 – Denbury Inc. (NYSE: DEN) (“Denbury” or the “Company”) today provided its fourth quarter and full-year 2022 results.

	4Q 2022		FY 2022
(in thousands, except per-share and volume data)	Total	Per Diluted Share	Total	Per Diluted Share
Net Income	$75,115	$1.39	$480,160	$8.83
Adjusted net income(1)(2) (non-GAAP)	79,960	1.48	368,302	6.78
Adjusted EBITDAX(1) (non-GAAP)	140,042		586,429

Net cash flows from operations	124,336		520,745
Adjusted cash flows from operations(1) (non-GAAP)	137,088		568,682

Oil & gas development capital expenditures	120,971		364,198
CCUS capital expenditures - storage sites and related	32,505		64,605

Average daily sales volumes (BOE/d)	46,641		46,809
Blue Oil (% oil volumes using industrial-sourced CO2)	29%		28%
Industrial-sourced CO2 injected (million metric tons)	1.15		4.35
Industrial-sourced CO2 injected (% of total CO2 used in EOR operations)	40%		40%

2022 FULL-YEAR HIGHLIGHTS

•Generated $521 million in cash flow from operations and $136 million of free cash flow(1) (a non-GAAP measure).
•Repurchased $100 million of the Company’s outstanding shares (1.6 million shares or 3.2% of shares outstanding) at an average price of $61.92 per share.
•Exited 2022 with $29 million of debt and $711 million of financial liquidity (cash on hand and borrowing capacity under the Company’s existing credit facility).
•Utilized 4.4 million metric tons of industrial-sourced carbon dioxide (“CO2”) in enhanced oil recovery (“EOR”) operations in 2022, an increase of more than 33% from 2021.
•Commenced CO2 injection at the Cedar Creek Anticline (“CCA”) EOR project in early February 2022. The Company had 74 CO2 injection wells online at CCA at the end of 2022 and had injected a cumulative 1.4 million metric tons of CO2 in Phase 1 of the development.
(1)    A non-GAAP measure. See accompanying schedules that reconcile GAAP to non-GAAP measures along with a statement indicating why the Company believes the non-GAAP measures provide useful information for investors.
(2)    Calculated using weighted average diluted shares outstanding of 53.9 million and 54.4 million for the quarter and year ended December 31, 2022, respectively.

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•Estimated proved reserves at the end of 2022 totaled 202 million barrels of oil equivalent, a 5% increase from 2021. The PV-10 value(1)(a non-GAAP measure) of those reserves at that date was nearly $4.5 billion, representing a value uplift of 67% from the end of 2021.

2022 CCUS HIGHLIGHTS

•Executed multiple agreements with customers for future transportation and/or storage of industrial-sourced CO2 covering approximately 18 million metric tons of CO2 per year, including CO2 transport and storage associated with ammonia, biofuels, and hydrogen projects.
•Invested $10 million into a greenfield blue ammonia project through an investment in Clean Hydrogen Works, the developer of the proposed project near Donaldsonville, Louisiana. Initial production from this world-scale development is anticipated in 2027.
•Expanded Denbury’s dedicated CO2 storage portfolio to a total of 7 contracted sequestration sites along the U.S. Gulf Coast representing approximately 2 billion metric tons of potential CO2 storage capacity.
•Submitted the Company’s initial Class VI permit applications (3 wells) for dedicated CO2 storage at the Orion site in Alabama to the Environmental Protection Agency for review and approval.

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EXECUTIVE COMMENT

Chris Kendall, Denbury’s President and CEO, commented, “2022 was an incredibly successful year for our Company. Starting with safety, we delivered another strong year, a testament to our highly skilled and focused employees. In addition, we executed well on each of our capital allocation priorities in 2022: to maintain our strong balance sheet; to enhance our oil and gas production base; to advance our leadership position in CCUS; and to return capital to shareholders from our free cash flow.”

“Our teams did an excellent job of executing on all fronts in 2022 with strong momentum I believe will carry into 2023. We are excitedly looking forward to the first production from the CCA CO2 flood in the second half of 2023. CCA represents the Company’s largest potential EOR resource, which we expect will significantly strengthen our production and cash flow for decades into the future with 100% carbon-negative blue oil. We also will continue the aggressive pursuit of new CCUS business opportunities, supported by new transportation and storage agreements. To buttress those efforts, we will consider additional investments in new carbon related ventures while expanding our network of dedicated CO2 storage sites. With two decades of CO2 expertise and our extensive infrastructure, I believe Denbury is uniquely positioned to execute on our mission to deliver carbon solutions that provide resources to meet today’s energy needs while working toward a sustainable future. I am tremendously proud of what we have built at Denbury and more excited about the transformational growth journey that lays ahead.”

FOURTH QUARTER 2022 FINANCIAL AND OPERATING RESULTS

Denbury’s fourth quarter 2022 total revenues and other income totaled $381 million, down from third quarter 2022 levels primarily as a result of lower oil prices. The Company’s fourth quarter 2022 average pre-hedge realized oil price was $82.54 per barrel (“Bbl”), down 11% from the third quarter of 2022. Denbury’s average realized oil price differential was nearly identical to benchmark West Texas Intermediate prices in the fourth quarter of 2022, but less favorable than the $0.82 positive differential the Company realized in the third quarter of 2022.

The Company’s sales volumes averaged 46,641 barrels of oil equivalent per day (“BOE/d”) during the fourth quarter of 2022, down modestly from third quarter 2022 levels primarily due to severe winter storm impacts. Fourth quarter volumes were impacted on average approximately 1,150 BOE/d due to production downtime associated with late December 2022 winter storms and approximately 500 BOE/d related to the temporary curtailment of production in certain areas of the CCA EOR flood where CO2 arrival has occurred in advance of the completion of CO2 recycle facilities.

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Rocky Mountain region sales volumes were up 2% from the third quarter of the year, largely driven by the Wind River Basin volumes which established a quarterly high in the fourth quarter following 2022 development activities. Sales volumes in the Gulf Coast were down 3%, primarily related to the winter storm impacts and an inventory build at Tinsley. Oil represented 97% of the Company’s fourth quarter 2022 volumes, with 29% of the Company’s oil produced through the injection of industrial-sourced CO2, resulting in carbon-negative blue oil.

CO2 sales and transportation fee revenue in the fourth quarter of 2022 was higher than historical periods; however, lower than the third quarter of the year, due primarily to a short-term agreement that expired during the fourth quarter 2022.

Lease operating expense in the fourth quarter of 2022 was $126 million, or $29.31 per BOE. The 6% decrease on a per BOE basis from the third quarter 2022 was primarily related to lower power and fuel costs, which were benefitted by lower natural gas prices, along with lower workover expenses.

General and administrative expenses were $23 million in the fourth quarter of 2022, slightly higher than in the third quarter of the year, driven primarily by personnel costs and a performance-based adjustment to the Company’s annual bonus program. Depletion, depreciation, and amortization expense was $43 million during the fourth quarter of 2022, or $10.02 per BOE.

Commodity derivatives expense totaled $38 million in the final quarter of 2022, comprised primarily of cash payments on hedges that settled in the quarter. Other expense of $5 million for the quarter included CCUS costs of approximately $3 million.

The Company’s fourth quarter 2022 effective income tax rate was approximately 17%, lower than the Company’s 25% statutory rate due to a $12 million valuation allowance released during the fourth quarter of 2022. Current taxes provided a benefit of $1 million in the period, primarily resulting from lower than projected income due to oil price changes versus forecast, reducing full year 2022 current taxes to 7% of total income tax expense.

CAPITAL EXPENDITURES

Fourth quarter 2022 capital expenditures, excluding capitalized interest, totaled $153 million, with 79% related to oil & gas development and 21% related to CCUS business activities. During the fourth quarter, the Company spent $51 million on the CCA EOR project, primarily focused on the construction of four planned CO2 recycle facilities, well conversions, and drilling the Interlake Pennel CO2 pilot. The CCA project remains on plan to commence EOR production in the second half of 2023. Non-CCA oil & gas development capital was deployed principally for horizontal drilling activity at Webster, drilling of

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Mission Canyon and Charles wells in the Cedar Creek Anticline, and the Oyster Bayou A2 phase 2 development.

CCUS capital expenditures for the fourth quarter of 2022 were $33 million and included, among other things, lease acquisitions of two planned CO2 sequestration sites (one in Louisiana and one in Mississippi), costs associated with the preparation for the Company’s initial stratigraphic test well, and acquiring 3-D seismic data over multiple potential CO2 sequestration sites. During the fourth quarter, the Company submitted its initial Class VI permit applications for 3 wells associated with its Orion site located in Alabama.

2022 PROVED RESERVES

The Company’s total estimated proved oil and natural gas reserves as of December 31, 2022, were 202 million barrels of oil equivalent (MMBOE), consisting of 197 million barrels of crude oil and 30 billion cubic feet of natural gas. Proved reserve revisions during 2022 were 28 MMBOE, primarily resulting from higher commodity prices utilized in determining economic reserves and, to a lesser degree, positive field performance revisions. As of the end of 2022, 98% of proved reserves were proved developed.

Year-end 2022 estimated proved reserves, the standardized measure of future net cash flows, and the pre-tax discounted net present value of Denbury’s proved reserves, using a 10% per annum discount rate (“PV-10 Value”)(1), were computed using first-day-of-the-month 12-month average prices of $93.67 per Bbl for oil (based on NYMEX prices) and $6.36 per million British thermal unit (“MMBtu”) for natural gas (based on Henry Hub cash prices), adjusted for prices received at the field. Comparative prices for 2021 were $66.56 per Bbl of oil and $3.60 per MMBtu for natural gas, adjusted for prices received at the field. The tax-effected standardized measure of discounted future net cash flows (a GAAP measure) at year-end 2022 was nearly $3.5 billion. The PV-10 Value(1) of Denbury’s proved reserves (a non-GAAP measure) was nearly $4.5 billion at December 31, 2022, compared to $2.7 billion at December 31, 2021. These values are reconciled in the last two tables at the end of this release.

Denbury’s estimated proved CO2 reserves at year-end 2022 were 4.8 trillion cubic feet (“Tcf”), including 3.8 Tcf at Jackson Dome in Mississippi (on a gross basis) and 1.0 Tcf at LaBarge Field in Wyoming (overriding royalty interest).

WEBCAST INFORMATION

Denbury management will host a webcast to review and discuss fourth quarter and full-year 2022 financial and operating results, as well as its outlook for 2023, today, Thursday, February 23, at 11:00

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a.m. Central Time (12:00 p.m. Eastern Time). Denbury will post additional supporting materials on its website before market open today. The presentation webcast will be available, both live and for replay, on the Investors page of the Company’s website at www.denbury.com.

ABOUT DENBURY

Denbury is an independent energy company with operations and assets focused on Carbon Capture, Utilization, and Storage (CCUS) and Enhanced Oil Recovery (EOR) in the Gulf Coast and Rocky Mountain regions. For over two decades, the Company has maintained a unique strategic focus on utilizing CO2 in its EOR operations and since 2012 has also been active in CCUS through the injection of captured industrial-sourced CO2. The Company currently injects over four million tons of captured industrial-sourced CO2 annually, with an objective to fully offset its Scope 1, 2, and 3 CO2 emissions by 2030, primarily through increasing the amount of captured industrial-sourced CO2 used in its operations. For more information about Denbury, visit www.denbury.com.

# # #

This press release, other than historical information, contains forward-looking statements that involve risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including Denbury’s 2022 Annual Report on Form 10-K to be filed with the SEC today. These risks and uncertainties are incorporated by this reference as though fully set forth herein. These statements are based on financial and market, engineering, geological and operating assumptions that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of risks, and there is no assurance that these goals and projections can or will be met. Actual results may vary materially. In addition, any forward-looking statements represent the Company’s estimates only as of today and should not be relied upon as representing its estimates as of any future date. Denbury assumes no obligation to update its forward-looking statements.

DENBURY IR CONTACTS
Brad Whitmarsh, 972.673.2020, brad.whitmarsh@denbury.com
Beth Palmer, 972.673.2554, beth.palmer@denbury.com

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FINANCIAL AND STATISTICAL DATA TABLES AND RECONCILIATION SCHEDULES

The following tables include selected unaudited financial and operational information for the three month and annual periods ended December 31, 2022 and December 31, 2021, in order to assist investors in understanding the comparability of the Company’s financial and operational results for the applicable periods. All sales volumes and dollars are expressed on a net revenue interest basis with gas volumes converted to equivalent barrels at 6:1.

DENBURY INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

The following information is based on GAAP reported earnings. Additional required disclosures will be included in the Company’s Form 10-K:

	Quarter Ended
In thousands, except per-share data	December 31, 2022	December 31, 2021
Revenues and other income
Oil sales	$341,734	$329,308
Natural gas sales	4,844	4,040
CO2 sales and transportation fees	15,952	12,576
Oil marketing revenues	17,368	12,204
Other income	1,259	3,770
Total revenues and other income	381,157	361,898
Expenses
Lease operating expenses	125,766	115,819
Transportation and marketing expenses	5,474	6,513
CO2 operating and discovery expenses	1,910	2,191
Taxes other than income	30,015	25,891
Oil marketing purchases	17,335	11,971
General and administrative expenses	23,182	16,437
Interest, net of amounts capitalized of $1,060 and $1,085, respectively	933	690
Depletion, depreciation, and amortization	43,003	37,118
Commodity derivatives expense	38,419	22,832
Other expenses	4,825	903
Total expenses	290,862	240,365
Income before income taxes	90,295	121,533
Income tax provision (benefit)
Current income taxes	(1,000)	504
Deferred income taxes	16,180	398
Net income	$75,115	$120,631

Net income per common share
Basic	$1.47	$2.35
Diluted	$1.39	$2.19

Weighted average common shares outstanding
Basic	51,173	51,247
Diluted	53,851	55,114

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	Year Ended Dec. 31, 2022	Year Ended Dec. 31, 2021
In thousands, except per-share data
Revenues and other income
Oil sales	$1,559,111	$1,148,022
Natural gas sales	19,571	11,933
CO2 sales and transportation fees	60,570	44,175
Oil marketing revenues	65,093	38,742
Other income	10,314	15,288
Total revenues and other income	1,714,659	1,258,160
Expenses
Lease operating expenses	502,409	424,550
Transportation and marketing expenses	20,112	28,817
CO2 operating and discovery expenses	8,474	6,678
Taxes other than income	131,502	91,390
Oil marketing purchases	64,497	37,734
General and administrative expenses	82,180	79,258
Interest, net of amounts capitalized of $4,237 and $4,585, respectively	4,025	4,147
Depletion, depreciation, and amortization	151,428	150,640
Commodity derivatives expense	178,744	352,984
Write-down of oil and natural gas properties	—	14,377
Other expenses	16,284	10,816
Total expenses	1,159,655	1,201,391
Income before income taxes	555,004	56,769
Income tax provision
Current income taxes	5,363	403
Deferred income taxes	69,481	364
Net income	$480,160	$56,002

Net income per common share
Basic	$9.34	$1.10
Diluted	$8.83	$1.04

Weighted average common shares outstanding
Basic	51,427	50,918
Diluted	54,355	53,818

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DENBURY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Quarter Ended
In thousands	December 31, 2022	December 31, 2021
Cash flows from operating activities
Net income	$75,115	$120,631
Adjustments to reconcile net income to cash flows from operating activities
Depletion, depreciation, and amortization	43,003	37,118
Deferred income taxes	16,180	398
Stock-based compensation	4,564	2,534
Commodity derivatives expense	38,419	22,832
Payment on settlements of commodity derivatives	(38,956)	(97,774)
Debt issuance costs and discounts	531	685
Gain from asset sales and other	(113)	(3,583)
Other, net	(1,655)	(17)
Changes in assets and liabilities, net of effects from acquisitions
Accrued production receivable	31,973	1,004
Trade and other receivables	(8,307)	1,525
Other current and long-term assets	12,070	3,053
Accounts payable and accrued liabilities	(27,395)	(18,984)
Oil and natural gas production payable	(8,943)	6,183
Asset retirement obligation settlements	(12,106)	(4,152)
Other liabilities	(44)	(1,852)
Net cash provided by operating activities	124,336	69,601

Cash flows from investing activities
Oil and natural gas capital expenditures	(99,260)	(37,870)
CCUS storage sites and related capital expenditures	(32,362)	—
Acquisitions of oil and natural gas properties	(102)	(52)
Pipeline capital expenditures	(1,219)	(50,100)
Net proceeds from sales of oil and natural gas properties and equipment	—	—
Equity investment	(218)	—
Other	(6,775)	3,331
Net cash used in investing activities	(139,936)	(84,691)

Cash flows from financing activities
Bank repayments	(207,000)	(236,000)
Bank borrowings	221,000	271,000
Pipeline financing repayments	—	(17,332)
Other	1,328	(696)
Net cash provided by financing activities	15,328	16,972
Net increase (decrease) in cash, cash equivalents, and restricted cash	(272)	1,882
Cash, cash equivalents, and restricted cash at beginning of period	48,152	48,462
Cash, cash equivalents, and restricted cash at end of period	$47,880	$50,344

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In thousands	Year Ended Dec. 31, 2022	Year Ended Dec. 31, 2021
Cash flows from operating activities
Net income	$480,160	$56,002
Adjustments to reconcile net income to cash flows from operating activities
Noncash reorganization items, net	—	—
Depletion, depreciation, and amortization	151,428	150,640
Write-down of oil and natural gas properties	—	14,377
Deferred income taxes	69,481	364
Stock-based compensation	16,055	25,322
Commodity derivatives expense	178,744	352,984
Payment on settlements of commodity derivatives	(315,752)	(277,240)
Gain on debt extinguishment	—	—
Debt issuance costs and discounts	2,996	2,740
Gain from asset sales and other	(1,232)	(10,609)
Other, net	(13,198)	(2,465)
Changes in assets and liabilities, net of effects from acquisitions
Accrued production receivable	(911)	(51,944)
Trade and other receivables	(8,241)	(284)
Other current and long-term assets	(9,659)	10,390
Accounts payable and accrued liabilities	964	28,500
Oil and natural gas production payable	4,469	29,351
Asset retirement obligation settlements	(34,260)	(10,185)
Other liabilities	(299)	(785)
Net cash provided by operating activities	520,745	317,158

Cash flows from investing activities
Oil and natural gas capital expenditures	(317,094)	(150,911)
CCUS storage sites and related capital expenditures	(59,880)	—
Acquisitions of oil and natural gas properties	(976)	(10,979)
Pipeline capital expenditures	(23,478)	(69,223)
Net proceeds from sales of oil and natural gas properties and equipment	237	19,053
Equity investment	(10,218)	—
Other	(16,521)	9,128
Net cash used in investing activities	(427,930)	(202,932)

Cash flows from financing activities
Bank repayments	(1,015,000)	(933,000)
Bank borrowings	1,009,000	898,000
Common stock repurchase program	(100,028)	—
Pipeline financing repayments	—	(68,008)
Other	10,749	(3,122)
Net cash used in financing activities	(95,279)	(106,130)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(2,464)	8,096
Cash, cash equivalents, and restricted cash at beginning of period	50,344	42,248
Cash, cash equivalents, and restricted cash at end of period	$47,880	$50,344

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DENBURY INC.
CONSOLIDATED BALANCE SHEETS

In thousands, except par value and share data	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$521	$3,671
Accrued production receivable	144,277	143,365
Trade and other receivables, net	27,343	19,270
Derivative assets	15,517	—
Prepaids	18,572	9,099
Total current assets	206,230	175,405
Property and equipment
Oil and natural gas properties (using full cost accounting)
Proved properties	1,414,779	1,109,011
Unevaluated properties	240,435	112,169
CO2 properties	190,985	183,369
Pipelines	220,125	224,394
CCUS storage sites and related assets	64,971	—
Other property and equipment	107,133	93,950
Less accumulated depletion, depreciation, amortization and impairment	(306,743)	(181,393)
Net property and equipment	1,931,685	1,541,500
Operating lease right-of-use assets	18,017	19,502
Intangible assets, net	79,128	88,248
Restricted cash for future asset retirement obligations	47,359	46,673
Other assets	45,080	31,625
Total assets	$2,327,499	$1,902,953
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$248,800	$191,598
Oil and gas production payable	80,368	75,899
Derivative liabilities	13,018	134,509
Operating lease liabilities	4,676	4,677
Total current liabilities	346,862	406,683
Long-term liabilities
Long-term debt, net of current portion	29,000	35,000
Asset retirement obligations	315,942	284,238
Deferred tax liabilities, net	71,120	1,638
Operating lease liabilities	15,431	17,094
Other liabilities	16,527	22,910
Total long-term liabilities	448,020	360,880
Commitments and contingencies
Stockholders’ equity
Preferred stock, $.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.001 par value, 250,000,000 shares authorized; 49,814,874 and 50,193,656 shares issued, respectively	50	50
Paid-in capital in excess of par	1,047,063	1,129,996
Retained earnings	485,504	5,344
Total stockholders’ equity	1,532,617	1,135,390
Total liabilities and stockholders’ equity	$2,327,499	$1,902,953

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DENBURY INC.
OPERATING HIGHLIGHTS (UNAUDITED)

All sales volumes and dollars are expressed on a net revenue interest basis with gas volumes converted to equivalent barrels at 6:1.

	Quarter Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Average daily sales (BOE/d)
Tertiary
Gulf Coast region	21,713	23,933	22,356	24,306
Rocky Mountain region	10,317	8,882	9,648	8,475
Total tertiary sales	32,030	32,815	32,004	32,781

Non-tertiary
Gulf Coast region	3,666	3,929	3,647	3,683
Rocky Mountain region	10,945	12,138	11,158	12,306
Total non-tertiary sales	14,611	16,067	14,805	15,989

Total Company
Oil (Bbls/d)	45,001	47,298	45,302	47,281
Natural gas (Mcf/d)	9,835	9,508	9,038	8,933
BOE/d (6:1)	46,641	48,882	46,809	48,770

Unit sales price (excluding derivative settlements)
Gulf Coast region
Oil (per Bbl)	$82.11	$75.48	$94.20	$66.48
Natural gas (per mcf)	5.53	5.01	6.44	3.97

Rocky Mountain region
Oil (per Bbl)	$83.07	$75.95	$94.41	$66.58
Natural gas (per mcf)	5.26	4.34	5.65	3.44

Total Company
Oil (per Bbl)(1)	$82.54	$75.68	$94.29	$66.52
Natural gas (per mcf)	5.35	4.62	5.93	3.66
BOE (6:1)	80.77	74.12	92.40	65.16

(1)Total Company realized oil prices including derivative settlements were $73.13 per Bbl and $53.21 per Bbl during the three months ended December 31, 2022 and 2021, respectively, and $75.19 per Bbl and $50.46 per Bbl during the year ended December 31, 2022 and 2021, respectively.

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DENBURY INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of net income (GAAP measure) to adjusted net income (non-GAAP measure)

Adjusted net income is a non-GAAP measure provided as a supplement to present an alternative net income measure which excludes expense and income items (and their related tax effects) not directly related to the Company’s ongoing operations. Management believes that adjusted net income may be helpful to investors by eliminating the impact of noncash and/or special items not indicative of the Company’s performance from period to period, and is widely used by the investment community, while also being used by management, in evaluating the comparability of the Company’s ongoing operational results and trends. Adjusted net income should not be considered in isolation, as a substitute for, or more meaningful than, net income or any other measure reported in accordance with GAAP, but rather to provide additional information useful in evaluating the Company’s operational trends and performance.

	Quarter Ended December 31, 2022		Quarter Ended December 31, 2021
In thousands, except per-share data	Amount	Per Diluted Share(1)	Amount	Per Diluted Share(1)
Net income (GAAP measure)	$75,115	$1.39	$120,631	$2.19
Adjustments to reconcile to adjusted net income (non-GAAP measure)
Noncash fair value gains on commodity derivatives(2)	(537)	(0.01)	(74,942)	(1.36)
Litigation expense	572	0.01	—	—
Accelerated depreciation charge	3,391	0.06	—	—
Insurance reimbursements(7)	—	—	(2,399)	(0.04)
Noncash fair value adjustment - contingent consideration(8)	102	0.00	270	0.00
Other(9)	2,295	0.04	(1,890)	(0.03)
Estimated income taxes on above adjustments to net income and other discrete tax items(10)	(978)	(0.01)	—	—
Adjusted net income (non-GAAP measure)	$79,960	$1.48	$41,670	$0.76

	Year Ended Dec. 31, 2022		Year Ended Dec. 31, 2021
In thousands, except per-share data	Amount	Per Diluted Share (1)	Amount	Per Diluted Share(1)
Net income (GAAP measure)	$480,160	$8.83	$56,002	$1.04
Adjustments to reconcile to adjusted net income (non-GAAP measure)
Noncash fair value losses (gains) on commodity derivatives(2)	(137,008)	(2.52)	75,744	1.41
Delta pipeline incident costs (included in other expenses)(3)	3,867	0.07	—	—
Contract contingency reversal(4)	(7,763)	(0.14)	—	—
Litigation expense(5)	2,016	0.04	—	—
Write-down of oil and natural gas properties(6)	—	—	14,377	0.27
Accelerated depreciation charge	3,391	0.06	—	—
Insurance reimbursements(7)	(6,692)	(0.12)	(2,399)	(0.04)
Noncash fair value adjustment - contingent consideration(8)	334	0.01	2,346	0.04
Other(9)	2,295	0.04	(8,424)	(0.16)
Estimated income taxes on above adjustments to net income and other discrete tax items(10)	27,702	0.51	—	—
Adjusted net income (non-GAAP measure)	$368,302	$6.78	$137,646	$2.56

(1)Includes the impact of potentially dilutive securities including nonvested restricted stock, restricted stock units, performance stock units, shares to be issued under the employee stock purchase plan and warrants.
(2)The net change between periods of the fair market values of open commodity derivative positions, excluding the impact of settlements on commodity derivatives during the period.
(3)Represents an accrual for a preliminarily assessed civil penalty proposed in May 2022 by the U.S. Department of Transportation’s Pipeline and Hazardous Materials Safety Administration related to the Company’s February 2020 Delta-Tinsley pipeline incident.
(4)Represents the reversal of a contract contingency primarily established in fresh start accounting which is no longer considered necessary.

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(5)Represents litigation expense, including $1 million recorded in other expenses and $1 million recorded in lease operating expenses during the 12 months ended December 31, 2022.
(6)Full cost pool ceiling test write-downs related to the Company’s oil and natural gas properties.
(7)Insurance reimbursements during 2022 and 2021 associated with a 2013 insurance claim related to property damage at Delhi Field and the 2020 Delta-Tinsley pipeline repair, respectively.
(8)Expense related to the change in fair value of the contingent consideration payments related to our March 2021 Wind River Basin CO2 EOR field acquisition.
(9)Other adjustments during 2022 represent the write-off of costs associated with a potential CO2 storage site. Other adjustments during the three months ended December 31, 2021 include a $3.3 million gain on land sales, slightly offset by $1.4 million asset retirement obligation impairment, with the year ended December 31, 2021 further impacted by a $7.0 million gain on land sales, slightly offset by $0.3 million write-off of trade receivables.
(10)Represents the estimated income tax impacts on pre-tax adjustments to net income which rate incorporates discrete tax adjustments primarily related to the release of the valuation allowance on certain of the Company’s federal and state deferred tax assets. The valuation allowance release was $12.3 million and $66.2 million during the three and twelve months ended December 31, 2022, respectively.

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DENBURY INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of net income (GAAP measure) to Adjusted EBITDAX (non-GAAP measure)

Adjusted EBITDAX is a non-GAAP financial measure which management uses and is calculated based upon (but not identical to) a financial covenant related to “Consolidated EBITDAX” in the Company’s senior secured bank credit facility, which excludes certain items that are included in net income (loss), the most directly comparable GAAP financial measure. Items excluded include interest, income taxes, depletion, depreciation, and amortization, and items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring. Management believes Adjusted EBITDAX may be helpful to investors in order to assess the Company’s operating performance as compared to that of other companies in its industry, without regard to financing methods, capital structure or historical costs basis. It is also commonly used by third parties to assess leverage and the Company’s ability to incur and service debt and fund capital expenditures. Adjusted EBITDAX should not be considered in isolation, as a substitute for, or more meaningful than, net income (loss), cash flows from operations, or any other measure reported in accordance with GAAP. The Company’s Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX, EBITDAX, or EBITDA in the same manner.  The following table presents a reconciliation of net income (loss) to Adjusted EBITDA.

In thousands	Quarter Ended Dec. 31, 2022	Quarter Ended Dec. 31, 2021	Year Ended Dec. 31, 2022	Year Ended Dec. 31, 2021
Net income (GAAP measure)	$75,115	$120,631	$480,160	$56,002
Adjustments to reconcile to Adjusted EBITDAX
Interest expense	933	690	4,025	4,147
Income tax expense (benefit)	15,180	902	74,844	767
Depletion, depreciation, and amortization	43,003	37,118	151,428	150,640
Noncash fair value losses (gains) on commodity derivatives	(537)	(74,942)	(137,008)	75,744
Stock-based compensation	4,564	2,534	16,055	25,322
Write-down of oil and natural gas properties	—	—	—	14,377
Severance-related expense	—	—	—	476
Noncash, non-recurring and other	1,784	(5,467)	(3,075)	(11,053)
Adjusted EBITDAX (non-GAAP measure)	$140,042	$81,466	$586,429	$316,422

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DENBURY INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of cash flows from operations (GAAP measure) to adjusted cash flows from operations (non-GAAP measure) and free cash flow (non-GAAP measure)

Adjusted cash flows from operations is a non-GAAP measure that represents cash flows provided by operations before changes in assets and liabilities, as summarized from the Company’s Consolidated Statements of Cash Flows. Adjusted cash flows from operations measures the cash flows earned or incurred from operating activities without regard to the collection or payment of associated receivables or payables. Free cash flow is a non-GAAP measure that represents adjusted cash flows from operations less reorganization items settled in cash, interest treated as debt reduction, development capital expenditures and capitalized interest, but before acquisitions. Management believes that it is important to consider these additional measures, along with cash flows from operations, as it believes the non-GAAP measures can often be a better way to discuss changes in operating trends in its business caused by changes in sales volumes, prices, operating costs and related factors, without regard to whether the earned or incurred item was collected or paid during that period. Adjusted cash flows from operations and free cash flow are not measures of financial performance under GAAP and should not be considered as alternatives to cash flows from operations, investing, or financing activities, nor as a liquidity measure or indicator of cash flows.

In thousands	Quarter Ended Dec. 31, 2022	Quarter Ended Dec. 31, 2021	Year Ended Dec. 31, 2022	Year Ended Dec. 31, 2021
Cash flows from operations (GAAP measure)	$124,336	$69,601	$520,745	$317,158
Net change in assets and liabilities relating to operations	12,752	13,223	47,937	(5,043)
Adjusted cash flows from operations (non-GAAP measure)	137,088	82,824	568,682	312,115
Development capital expenditures	(120,971)	(78,350)	(364,198)	(252,171)
CCUS storage sites and related capital expenditures	(32,505)	—	(64,605)	—
Capitalized interest	(1,060)	(1,085)	(4,237)	(4,585)
Free cash flow (non-GAAP measure)	$(17,448)	$3,389	$135,642	$55,359

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DENBURY INC.
CAPITAL EXPENDITURE SUMMARY (UNAUDITED)

	Quarter Ended		Year Ended
	December 31,		December 31,
In thousands	2022	2021	2022	2021
Capital expenditure summary (1)
CCA EOR field expenditures (2)	$50,432	$16,664	$124,257	$35,754
CCA CO2 pipelines	792	28,142	2,520	87,688
CCA tertiary development	51,224	44,806	126,777	123,442
Non-CCA tertiary and non-tertiary fields	57,991	25,578	196,901	97,085
CO2 sources and other CO2 pipelines	2,850	618	8,974	1,657
Capitalized internal costs(3)	8,906	7,348	31,546	29,987
Oil & gas development capital expenditures	120,971	78,350	364,198	252,171
CCUS storage sites and related capital expenditures	32,505	—	64,605	—
Oil and gas and CCUS development capital expenditures	153,476	78,350	428,803	252,171
Capitalized interest	1,060	1,085	4,237	4,585
Acquisitions of oil and natural gas properties(4)	102	52	976	10,979
Investment in Clean Hydrogen Works	218	—	10,218	—
Total capital expenditures	$154,856	$79,487	$444,234	$267,735

(1)Capital expenditures in this summary are presented on an as-incurred basis (including accruals), and are $20.1 million higher and $27.3 million higher and than the capital expenditures in the Consolidated Statements of Cash Flows for the quarter and year ended December 31, 2022, respectively.
(2)Includes pre-production CO2 costs associated with the CCA EOR development project totaling $5.2 million and $23.1 million during the three and twelve months ended December 31, 2022.
(3)Includes capitalized internal acquisition, exploration and development costs and pre-production tertiary startup costs.
(4)Primarily consists of working interest positions in the Wind River Basin enhanced oil recovery fields acquired on March 3, 2021.

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DENBURY INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURE (UNAUDITED)

Reconciliation of the standardized measure of discounted estimated future net cash flows after income taxes (GAAP measure) to PV-10 Value (non-GAAP measure)

PV-10 Value is a non-GAAP measure and is different from the Standardized Measure in that PV-10 Value is a pre-tax number and the Standardized Measure is an after-tax number.  Denbury’s 2022 and 2021 year-end estimated proved oil and natural gas reserves and proved CO2 reserves quantities were prepared by the independent reservoir engineering firm of DeGolyer and MacNaughton. The information used to calculate PV-10 Value is derived directly from data determined in accordance with FASC Topic 932.  Management believes PV-10 Value is a useful supplemental disclosure to the Standardized Measure because the Standardized Measure can be impacted by a company’s unique tax situation, and it is not practical to calculate the Standardized Measure on a property-by-property basis.  Because of this, PV-10 Value is a widely used measure within the industry and is commonly used by securities analysts, banks and credit rating agencies to evaluate the estimated future net cash flows from proved reserves on a comparative basis across companies or specific properties.  PV-10 Value is commonly used by management and others in the industry to evaluate properties that are bought and sold, to assess the potential return on investment in the Company’s oil and natural gas properties, and to perform impairment testing of oil and natural gas properties. PV-10 Value is not a measure of financial or operating performance under GAAP, nor should it be considered in isolation or as a substitute for the Standardized Measure.  PV-10 Value and the Standardized Measure do not purport to represent the fair value of the Company’s oil and natural gas reserves.

In thousands	December 31, 2022	December 31, 2021
Standardized Measure (GAAP measure)	$3,490,923	$2,187,051
Discounted estimated future income tax	966,133	486,771
PV-10 Value (non-GAAP measure)	$4,457,056	$2,673,822

ESTIMATED QUANTITIES OF PROVED RESERVES ROLLFORWARD

	Oil (MBbl)	Gas (MMcf)	Total (MBOE)
Balance at December 31, 2021	188,938	16,506	191,689
Revisions of previous estimates(1)	24,863	16,378	27,593
Production	(16,535)	(3,299)	(17,085)
Balance at December 31, 2022	197,266	29,585	202,197

Proved Developed Reserves – end of year	193,343	29,585	198,274
Proved Undeveloped Reserves – end of year	3,923	—	3,923

(1)Reflects changes in commodity prices resulting in upward revisions of 23.1 MMBOE.

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